{ }2017GUIDANCE JOHNS HOPKINS VILLAGE • NINE EAST 33RD • BALTIMORE, MD

PAGE 2 NYSE : AHH FORWARD LOOKING STATEMENTS This Supplemental Information should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2016, and the unaudited condensed consolidated financial statements appearing in our press release dated February 9, 2017, which has been furnished as Exhibit 99.1 to our Form 8-K filed on February 9, 2017. The Company makes statements in this Supplemental Information that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations, normalized funds from operations, adjusted funds from operations, funds available for distribution and net operating income are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, estimates, data or methods, which may be incorrect or imprecise, and actual results may vary materially from those anticipated, estimated or projected. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). For further discussion of risk factors and other events that could impact our future results, please refer to the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and the documents subsequently filed by us from time to time with the SEC. The Company does not provide a reconciliation for its guidance range of Normalized FFO per diluted share to net income per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimate of reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Normalized FFO per diluted share would imply a degree of precision for its forward-looking net income per diluted share that could be misleading to investors.

PROJECTS DELIVERED SINCE IPO PAGE 3 NYSE : AHH TOTAL INVESTMENT $261M TOTAL ESTIMATED VALUE ~ $313M IPO-2016 DELIVERED PROJECT NAME 4525 MAIN STREET VIRGINIA BEACH, VA ENCORE APARTMENTS VIRGINIA BEACH, VA WHETSTONE APARTMENTS (1) DURHAM, NC GREENTREE CHESAPEAKE, VA OCEANEERING (1) CHESAPEAKE, VA COMMONWEALTH OF VIRGINIA CHESAPEAKE, VA COMMONWEALTH OF VIRGINIA VIRGINIA BEACH, VA SANDBRIDGE COMMONS VIRGINIA BEACH, VA LIGHTFOOT MARKETPLACE WILLIAMSBURG, VA BROOKS CROSSING NEWPORT NEWS, VA JOHNS HOPKINS VILLAGE BALTIMORE, MD TOTAL INVESTMENT TOTAL ESTIMATED VALUE PRODUCT TYPE OFFICE MULTIFAMILY MULTIFAMILY RETAIL OFFICE OFFICE OFFICE RETAIL RETAIL RETAIL MULTIFAMILY SF OR UNITS 239,000 SF 286 UNITS 203 UNITS 18,000 SF 155,000 SF 36,000 SF 11,000 SF 70,000 SF 109,000 SF 18,000 SF 157 UNITS 656,000 SF/ 646 UNITS DELIVERY 3Q14 3Q14 3Q14 4Q14 1Q15 1Q15 1Q15 1Q15 3Q16 3Q16 3Q16 INVESTMENT $51M $32M $29M $6M $25M $7M $3M $13M $24M $3M $68M $261M ~ $52M ~ $313M MANAGEMENT ESTIMATED VALUE CREATION AT 20% (1) Realized value of disposed properties created from the wholesale to retail spread. ESTIMATED VALUE CREATION OF ~ $52M

PROJECTS UNDER DEVELOPMENT


ESTIMATED VALUE CREATION OF ~ $87M
TOTAL ESTIMATED INVESTMENT ~ $435M
TOTAL ESTIMATED VALUE ~ $522M
2017-2019 PIPELINE

PROJECT NAME	PRODUCT TYPE	DELIVERY[1]	ESTIMATED INVESTMENT[1]
ANNAPOLIS JUNCTION *ANNAPOLIS JUNCTION, MD*	MULTIFAMILY	3Q17	$102M
POINT STREET APARTMENTS *BALTIMORE, MD*	MULTIFAMILY	4Q17	$92M
ONE CITY CENTER *DURHAM, NC*	MIXED-USE	2Q18	$36M
TOWN CENTER PHASE VI *VIRGINIA BEACH, VA*	MIXED-USE	3Q18	$42M
HARDING PLACE *CHARLOTTE, NC*	MULTIFAMILY	3Q18	$45M
BROOKS CROSSING *NEWPORT NEWS, VA*	OFFICE	4Q18	$20M
PRE-DEVELOPMENT PROJECTS			$98M
TOTAL ESTIMATED INVESTMENT			~ $435M
MANAGEMENT ESTIMATED VALUE CREATION AT 20%			~ $87M
TOTAL ESTIMATED VALUE			~ $522M

[1] Timing and investment amounts are estimates and are subject to change as the development process demands.

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TOTAL ESTIMATED VALUE CREATION PAGE 5 NYSE : AHH 2014 2015 2016 2018-2019(1) TOTAL INVESTMENT MANAGEMENT ESTIMATED VALUE CREATION AT 20% TOTAL ESTIMATED VALUE $118M $48M $95M $435M(1) $696M YEAR DELIVERED INVESTMENT ~ $139M ~ $835M (1) Timing and investment amounts are estimates and are subject to change as the development process demands. TOTAL INVESTMENT $696M ESTIMATED VALUE CREATION ~ $139M TOTAL ESTIMATED VALUE ~ $835M

PORTFOLIO GROWTH SINCE IPO PAGE 6 NYSE : AHH $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 $1,000,000 IPO 3Q2013 4Q2013 1Q2014 2Q2014 3Q2014 4Q2014 1Q2015 2Q2015 3Q2015 4Q2015 1Q2016 2Q2016 3Q2016 4Q2016 Re nt a l P ro p e rt y N O I ( A nn ua liz e d ) Re a l E st a te In v e st m e nt a t C o st Real Estate Investment Delivered Development Rental Property NOI (Annualized) Following IPO no development projects were delivered until 3Q14 Projected NOI increase partially corresponds to the delivery of development properties NOI projected to increase as the development projects are delivered between 2017 - 2019 $ in thousands

2017 OUTLOOK & ASSUMPTIONS PAGE 7 NYSE : AHH 2017 OUTLOOK TOTAL NOI CONSTRUCTION SEGMENT GROSS PROFIT G&A EXPENSES INTEREST INCOME INTEREST EXPENSE NORMALIZED FFO PER DILUTED SHARE LOW $73.8 M $5.0 M $10.2 M $5.7 M $17.9 M $0.99 GUIDANCE ASSUMPTIONS HIGH $74.5 M $5.5 M $10.5 M $5.9 M $18.5 M $1.03 Disposition of a single tenant asset during the first quarter with the proceeds being used for balance sheet purposes. • Raising 40 million dollars through the ATM program, or 10 million dollars per quarter, for a full year weighted average share count of 56.8 million. • Interest expense is calculated based on the Forward LIBOR Curve, which forecasts rates rising to 1.25% by year end. • Maintaining core debt to core EBITDA in the mid 6x range. • No acquisitions in 2017.

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